UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) (d) Company appoints New Chief Executive Officer.

As previously  disclosed, following receipt of approval from the Office of the Comptroller of the Currency, J. Barry Mason was appointed as President and Chief Executive Officer of First National Bank of the South (the "Bank"), the wholly owned subsidiary of First National Bancshares, Inc. (the "Company").  For a more detailed discussion of such announcement, see the Company's Form 8-K filed on August 28, 2009.

On September 15, 2009, following receipt of approval from the Federal Reserve Bank of Richmond, the Company announced the appointment of J. Barry Mason, 49, as President and Chief Executive Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 to this report.

In conjunction with his appointment, the Company joined as a party to that certain employment agreement with Mr. Mason dated August 24, 2009.  During the term of the Employment Agreement, the Company agreed to cause Mr. Mason to be nominated for election to the Board of Directors of the Company in connection with each election of directors wherein his term of office otherwise would expire.  For a summary of other material features of Mr. Mason's Employment Agreement, see the Form 8-K filed by the Company on August 28, 2009.

In addition, on September 18, 2009, the Company and the Bank entered into a noncompete agreement with Mr. Mason. The noncompete agreement provides that Mr. Mason, as President and Chief Executive Officer of the Company and the Bank, would have the right to receive, in exchange for complying with a one-year noncompete period, upon termination of his employment for reasons other than for cause, an amount equal to his then current monthly base salary on the last business day of each month for the remainder of the term specified in his Employment Agreement.  However, the Bank's obligations to make such payments shall be limited to a period of twelve months following the termination of Mr. Mason's employment with the Bank to the extent required to comply with the restrictions set forth in 12 CFR Part 359.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Description

The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Press Release issued September 15, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: September 15, 2009	By:	/s/ Kitty B. Payne
Name: Kitty B. Payne
Title: EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued September 15, 2009.